--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-K/A

                               ----------------

                                AMENDMENT NO. 1
                                       TO
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: DECEMBER 22, 1998
              (DATE OF EARLIEST EVENT REPORTED: NOVEMBER 13, 1998)

                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TEXAS                    1-13565                  76-0535259
      (STATE OR OTHER             (COMMISSION             (I.R.S. EMPLOYER
       JURISDICTION               FILE NUMBER)           IDENTIFICATION NO.)
     OF INCORPORATION)

       8 GREENWAY PLAZA, SUITE 1500
              HOUSTON, TEXAS                              77046
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On November 13, 1998, Group Maintenance America Corp. (the "Company") completed the acquisition of Trinity Contractors, Inc., a Texas corporation ("Trinity"). The Company purchased all of the outstanding capital stock of Trinity through its wholly-owned subsidiary, GroupMAC Holding Corp. ("Holding Corp."). The acquisition was effected in accordance with the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of November 3, 1998, among the Company, Holding Corp., Trinity, and the shareholders of Trinity. A copy of the Stock Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The purchase price paid or to be paid by the Company for Trinity consists of approximately $42.0 million in cash, 1.5 million shares of the Company's common stock, par value $.001 per share ("Common Stock"), $16.0 million in notes payable, warrants to purchase 0.8 million shares of Common Stock, and an additional number of shares of Common Stock contingent upon the future performance of Trinity as described in the Stock Purchase Agreement.

  Substantially all of the stockholders of Trinity prior to the acquisition will be employed by Trinity after the acquisition. Robert Munson III, a shareholder of Trinity prior to the acquisition, was elected a member of the Board of Directors of the Company on November 19, 1998. In the Company's acquisition of Trinity, Robert Munson III received approximately $16.1 million in cash, $6.1 million of subordinated notes of the Company, 556,437 shares of common stock and warrants to purchase 317,510 shares of common stock.

  Prior to the acquisition, Trinity was engaged in the business of providing full-service mechanical and electrical contracting services, including a broad range of engineering, construction, preventive maintenance and other on-site mechanical and electrical services to industrial, institutional and commercial customers throughout the southern United States. The assets of Trinity consisted primarily of cash, accounts receivable, inventory, equipment, vehicles, real property and goodwill. The Company expects that Trinity will continue to conduct its business in substantially the same manner as conducted before the acquisition.

  The cash portion of the consideration paid by the Company in connection with the acquisition was provided pursuant to loans made under a Second Amended and Restated Credit Agreement dated as of October 15, 1998 (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Chase Bank of Texas, National Association, as Agent, Bank of America, Texas, N.A., as Co-Agent, Paribas, as Syndication Agent, ABN AMRO Bank, N.V., as Documentation Agent, and the other banks named therein (the "Lenders"). Under the Credit Agreement, a syndicate of banks agreed to provide up to $230 million of financing to the Company on a secured basis. A list of the Lenders is set forth on Exhibit 99 which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial statements of business acquired.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Trinity Contractors, Inc. and The Partners
Trinity Air Technologies, L.P.:

  We have audited the accompanying combined balance sheets of Trinity Contractors, Inc. and Trinity Air Technologies, L.P. (collectively referred to as the Company) as of December 31, 1996 and 1997, and the related combined statements of operations, owners' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Trinity Contractors, Inc. and Trinity Air Technologies, L.P. as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
November 3, 1998

          TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

                            COMBINED BALANCE SHEETS

                                        DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,
                                            1996          1997          1998
                                        ------------  ------------  -------------
                ASSETS                                               (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents............ $ 2,007,091   $ 5,466,601    $   461,149
  Accounts receivable--trade...........  19,836,987    16,149,983     21,839,543
  Accounts receivable, other...........     197,545       156,936        774,662
  Inventories..........................      78,706        75,313        146,215
  Costs and estimated earnings in ex-
   cess of billings on uncompleted con-
   tracts..............................   1,103,531       990,862      1,000,931
  Prepaid expenses and other current
   assets..............................     178,643       375,502        213,086
                                        -----------   -----------    -----------
    Total current assets...............  23,402,503    23,215,197     24,435,586
PROPERTY AND EQUIPMENT, NET............   4,279,567     5,485,545      5,955,325
OTHER LONG TERM ASSETS.................     100,823       294,132        328,876
                                        -----------   -----------    -----------
    Total assets....................... $27,782,893   $28,994,874    $30,719,787
                                        ===========   ===========    ===========
    LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................... $ 3,603,989   $ 5,570,815    $ 6,117,564
  Accrued expenses.....................   4,497,225     4,810,562      5,528,571
  Billings in excess of costs and esti-
   mated earnings on uncompleted con-
   tracts..............................   7,682,604     7,524,187      8,455,265
  Short-term borrowings and current ma-
   turities of long-term debt..........   1,590,000           --         500,000
                                        -----------   -----------    -----------
    Total current liabilities..........  17,373,818    17,905,564     20,601,400
LONG-TERM DEBT, net of current maturi-
 ties..................................      90,000           --             --
COMMITMENTS AND CONTINGENCIES
OWNERS' EQUITY:
  Common stock, $0.10 par value;
   100,000 shares authorized; 31,946,
   31,946 and 32,287 shares issued.....       3,195         3,195          3,229
  Additional paid-in capital...........   3,605,765     3,605,765      3,957,445
  Retained earnings....................   6,522,872     6,973,252      6,171,617
  Treasury stock.......................     (27,625)      (27,625)       (13,904)
  Partners' capital....................     214,868       534,723            --
                                        -----------   -----------    -----------
    Total owners' equity...............  10,319,075    11,089,310     10,118,387
                                        -----------   -----------    -----------
    Total liabilities and owners'
     equity............................ $27,782,893   $28,994,874    $30,719,787
                                        ===========   ===========    ===========


    The accompanying notes are an integral part of these combined financial statements.

          TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                      NINE MONTHS ENDED
                          YEAR ENDED    YEAR ENDED    YEAR ENDED        SEPTEMBER 30,
                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  ------------------------
                             1995          1996          1997         1997         1998
                         ------------  ------------  ------------  -----------  -----------
                                                                         (UNAUDITED)
REVENUES................ $70,973,334   $89,788,636   $93,883,705   $66,369,557  $75,656,729
COST OF SERVICES........  60,859,945    74,238,634    75,915,513    53,474,633   61,179,912
                         -----------   -----------   -----------   -----------  -----------
    Gross profit........  10,113,389    15,550,002    17,968,192    12,894,924   14,476,817
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............   6,554,095     8,472,714     9,721,909     6,877,537    7,964,568
                         -----------   -----------   -----------   -----------  -----------
    Income from
     operations.........   3,559,294     7,077,288     8,246,283     6,017,387    6,512,249
OTHER INCOME (EXPENSE):
  Interest income.......     253,961       140,287       136,197        63,055       13,051
  Interest expense......     (48,590)      (20,089)      (36,321)      (34,038)     (76,165)
  Other, net............     274,289       234,687       175,575       176,765       37,314
                         -----------   -----------   -----------   -----------  -----------
    Income before income
     tax provision......   4,038,954     7,432,173     8,521,734     6,223,169    6,486,449
INCOME TAX PROVISION....     161,962       281,075       304,069       157,885      201,906
                         -----------   -----------   -----------   -----------  -----------
NET INCOME.............. $ 3,876,992   $ 7,151,098   $ 8,217,665   $ 6,065,284  $ 6,284,543
                         ===========   ===========   ===========   ===========  ===========


    The accompanying notes are an integral part of these combined financial statements.

          TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                                                                                    TOTAL
                         COMMON   ADDITIONAL     RETAINED   TREASURY  PARTNERS'    OWNERS'
                         STOCK  PAID-IN CAPITAL  EARNINGS    STOCK     CAPITAL     EQUITY
                         ------ --------------- ----------  --------  ---------  -----------
Balance, December 31,
 1994................... $2,922   $3,106,584    $4,028,272  $    --   $ 157,445  $ 7,295,223
  Purchase of 264 shares
   of treasury stock....    --           --            --    (48,299)       --       (48,299)
  Issuance of common
   stock................    272      497,352                                         497,624
  Net income............    --           --      3,872,001       --       4,991    3,876,992
  Distributions to
   shareholders and
   partners.............    --           --     (3,326,306)      --        (672)  (3,326,978)
                         ------   ----------    ----------  --------  ---------  -----------
Balance, December 31,
 1995...................  3,194    3,603,936     4,573,967   (48,299)   161,764    8,294,562
  Sale of 264 shares of
   treasury stock.......    --           --            --     48,299        --        48,299
  Issuance of common
   stock................      1        1,829           --        --         --         1,830
  Purchase of 151 shares
   of treasury stock....    --           --            --    (27,625)       --       (27,625)
  Net income............    --           --      7,098,666       --      52,432    7,151,098
  Distributions to
   shareholders and
   partners.............    --           --     (5,149,761)      --         672   (5,149,089)
                         ------   ----------    ----------  --------  ---------  -----------
Balance, December 31,
 1996...................  3,195    3,605,765     6,522,872   (27,625)   214,868   10,319,075
  Net income............    --           --      7,897,810       --     319,855    8,217,665
  Distributions to
   shareholders and
   partners.............    --           --     (7,447,430)      --         --    (7,447,430)
                         ------   ----------    ----------  --------  ---------  -----------
Balance, December 31,
 1997...................  3,195    3,605,765     6,973,252   (27,625)   534,723   11,089,310
  Issuance of common
   stock (unaudited)....     34      351,680           --        --         --       351,714
  Net income
   (unaudited)..........    --           --      6,140,438       --     144,105    6,284,543
  Sale of shares of
   treasury stock
   (unaudited)..........    --           --            --     13,721        --        13,721
  Distributions to
   shareholders and
   partners (unaudited).    --           --     (6,942,073)      --    (117,000)  (7,059,073)
  Purchase of
   partnership interest
   from common owners
   (unaudited)..........    --           --            --        --    (561,828)    (561,828)
                         ------   ----------    ----------  --------  ---------  -----------
Balance, September 30,
 1998 (unaudited)....... $3,229   $3,957,445    $6,171,617  $(13,904) $     --   $10,118,387
                         ======   ==========    ==========  ========  =========  ===========


    The accompanying notes are an integral part of these combined financial statements.

          TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                     NINE MONTHS ENDED
                          YEAR ENDED    YEAR ENDED    YEAR ENDED      SEPTEMBER  30,
                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  ----------------------
                             1995          1996          1997         1997        1998
                         ------------  ------------  ------------  ----------  ----------
                                                                        (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............  $ 3,876,992   $ 7,151,098   $ 8,217,665   $6,065,284  $6,284,543
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
  Depreciation.........      675,843       786,170       882,529      663,608     749,310
  Loss (gain) on sale
   of property and
   equipment...........       13,405       (22,094)      (10,091)      (8,669)    (17,002)
  Increase in cash
   surrender value of
   life insurance......      (14,086)      (15,913)      (16,020)         --      (10,471)
  Change in operating
   assets and
   liabilities:
   (Increase) decrease
    in --
    Accounts
     receivable--trade.    1,320,016    (8,837,097)    3,687,004     (946,171) (5,689,560)
    Accounts
     receivable, other.      (28,797)     (131,054)       40,609       48,382    (617,726)
    Inventories........      (52,303)       58,755         3,393      (25,255)    (70,902)
    Costs and estimated
     earnings in excess
     of billings on
     uncompleted
     contracts.........      (78,855)    1,592,999       (45,748)   3,984,897     921,009
    Prepaid expenses
     and other current
     assets............        7,126        (7,396)     (239,850)     (17,307)      3,845
   Increase (decrease)
    in --
    Accounts payable...     (391,936)     (351,463)    1,966,826      345,011     546,749
    Accrued expenses...      228,626     2,291,070       313,337    1,409,399     718,009
                         -----------   -----------   -----------   ----------  ----------
     Net cash provided
      by operating
      activities.......    5,556,031     2,515,075    14,799,654   11,519,179   2,817,804
                         -----------   -----------   -----------   ----------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment........   (1,617,068)   (1,586,770)   (2,142,153)  (1,745,886) (1,246,924)
 Other, net............        4,698        52,720       (70,561)      56,277     179,134
                         -----------   -----------   -----------   ----------  ----------
     Net cash used in
      investing
      activities.......   (1,612,370)   (1,534,050)   (2,212,714)  (1,689,609) (1,067,790)
                         -----------   -----------   -----------   ----------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from short-
  term borrowings and
  long-term debt.......          --      1,410,000           --           --      500,000
 Payments on short-term
  borrowings and long-
  term debt............     (351,806)          --     (1,680,000)  (1,567,500)        --
 Issuance on common
  stock................      497,624         1,830           --           --      351,714
 Purchase of treasury
  shares...............      (48,299)      (27,625)          --           --          --
 Sale of treasury
  shares...............          --         48,299           --           --       13,721
 Purchase of
  partnership interest
  from common owners...          --            --            --           --     (561,828)
 Distributions to
  shareholders and
  partners.............   (3,326,978)   (5,149,089)   (7,447,430)  (6,644,765) (7,059,073)
                         -----------   -----------   -----------   ----------  ----------
     Net cash used in
      financing
      activities.......   (3,229,459)   (3,716,585)   (9,127,430)  (8,212,265) (6,755,466)
                         -----------   -----------   -----------   ----------  ----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........      714,202    (2,735,560)    3,459,510    1,617,305  (5,005,452)
CASH AND CASH
 EQUIVALENTS, beginning
 of period.............    4,028,449     4,742,651     2,007,091    2,007,091   5,466,601
                         -----------   -----------   -----------   ----------  ----------
CASH AND CASH
 EQUIVALENTS, end of
 period................  $ 4,742,651   $ 2,007,091   $ 5,466,601   $3,624,396  $  461,149
                         ===========   ===========   ===========   ==========  ==========


    The accompanying notes are an integral part of these combined financial statements.

         TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

 (ALL INFORMATION WITH RESPECT TO THE INTERIM PERIODS ENDED SEPTEMBER 30, 1997
                            AND 1998 IS UNAUDITED)

1. BUSINESS AND ORGANIZATION

  Trinity Contractors, Inc. (TCI), a Delaware corporation, is a mechanical and industrial contractor with its primary office located in the Dallas/Fort Worth area and performs work primarily in Texas and Alabama. Trinity Air Technologies, L.P. (TAT) is a limited partnership that manufactures and installs pollution control equipment for industrial customers worldwide. Prior to September 1998, TCI owned a 50% interest in both the general and limited partner of TAT. In addition, the shareholders of TCI held the remaining interests in the general and limited partner of TAT. In September 1998, TCI purchased the remaining interests in the general and limited partner of TAT, so that TAT is now wholly owned by TCI. As common control existed among TCI and TAT (collectively referred to as the Company), the financial statements have been combined for all periods presented. TCI's acquisition of the remaining ownership interests in TAT was accounted for as a reduction of the combined owners' equity in a manner similar to a dividend to the control group. All significant intercompany transactions and balances have been eliminated in combination.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  The interim combined financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. The length of contract varies but is generally less than one year.

  Contract costs include all direct material, labor and equipment rental costs and a provision for indirect costs such as indirect labor, supplies, tools and repairs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

         TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents. Cash payments for interest were $48,590, $20,089 and $37,766 for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, respectively, and $34,038 and $76,165 for the nine months ended September 30, 1997 and 1998, respectively. Cash payments for taxes were $129,085, $162,354, $284,128 for the years ended December 31, 1995,
1996 and 1997, respectively, and $213,096 and $297,240 for the nine months ended September 30, 1997 and 1998, respectively.

 Accounts Receivable

  Accounts receivable consists of the following at December 31, 1996 and December 31, 1997:

                                                           1996         1997
                                                        -----------  ----------
      Accounts receivable--billed...................... $15,122,592  12,531,250
      Retainage receivable.............................   4,964,395   3,868,733
                                                        -----------  ----------
                                                         20,086,987  16,399,983
      Allowance for doubtful accounts..................    (250,000)   (250,000)
                                                        -----------  ----------
                                                        $19,836,987  16,149,983
                                                        ===========  ==========

 Inventories

  Inventories consist of parts and supplies for general use and items for specific jobs. Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

 Related Party Transactions

  At December 31, 1997, $225,619 has been advanced to shareholders. Such advances are non-interest bearing and have no fixed repayment terms.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets are as follows:

                                                                           YEARS
                                                                           -----
      Machinery and equipment.............................................   5
      Office equipment, furniture and fixtures............................   3
      Transportation equipment............................................   3
      Buildings and improvements.......................................... 15-31

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  The Company periodically reviews its property and equipment for impairment. Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to fair value is necessary. No such impairment has been recorded as of December 31, 1997.

         TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

 Income Taxes

  The shareholders of TCI have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable share in the taxable income of TCI is reportable on his individual tax return. Accordingly, no provision or liability for federal income taxes is recognized by TCI. TCI has made distributions to the shareholders each year at least in the amounts necessary to pay personal income taxes payable on TCI's taxable income. TCI is subject to local and state income taxes. As of December 31, 1996 and 1997 deferred income taxes are insignificant.

  The profits and losses of TAT are reported for income tax purposes by the respective partners and are allocated to the partners in accordance with the terms of the partnership agreement. Accordingly, no provision for income taxes is reflected by TAT in the accompanying combined financial statements.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1996 and December 31, 1997 is as follows:

                                                         1996         1997
                                                      -----------  -----------
      Costs incurred................................. $80,672,768  $79,468,976
      Estimated earnings recognized..................  10,475,539    7,967,623
                                                      -----------  -----------
                                                       91,148,307   87,436,599
      Less billings on contracts.....................  97,727,380   93,969,924
                                                      -----------  -----------
                                                      $(6,579,073) $(6,533,325)
                                                      -----------  -----------

  These costs and estimated earnings on uncompleted contracts are included in the accompanying combined balance sheets under the following captions:

                                                        1996         1997
                                                     -----------  -----------
      Costs and estimated earnings in excess of
       billings on uncompleted contracts............ $ 1,103,531  $   990,862
      Billings in excess of costs and estimated
       earnings on uncompleted contracts............  (7,682,604)  (7,524,187)
                                                     -----------  -----------
                                                     $(6,579,073) $(6,533,325)
                                                     ===========  ===========

4. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of December 31, 1996 and 1997 are as follows:

                                                          1996         1997
                                                       -----------  -----------
      Land............................................ $   357,165  $   357,165
      Buildings and improvements......................   3,306,090    4,293,279
      Machinery and equipment.........................   1,395,269    1,532,529
      Transportation equipment........................   1,496,353    1,996,720
      Furniture and fixtures..........................   1,203,064    1,513,685
                                                       -----------  -----------
                                                         7,757,941    9,693,378
      Less accumulated depreciation...................  (3,478,374)  (4,207,833)
                                                       -----------  -----------
          Total property and equipment, net........... $ 4,279,567  $ 5,485,545
                                                       ===========  ===========

         TRINITY CONTRACTORS, INC. AND TRINITY AIR TECHNOLOGIES, L.P.

5. SHORT- AND LONG-TERM DEBT

  The Company has available a working capital line of credit from a bank for $4,500,000, with interest payable monthly at the bank's prime rate maturing April 30, 1999. The note is subject to terms of a commercial loan agreement setting forth requirements for maintenance of various financial ratios including net worth and working capital. There was $1,500,000 outstanding under this line of credit as of December 31, 1996. There were no outstanding balances on the line of credit at December 31, 1997.

  The note is subject to a security agreement covering equipment and accounts receivable, contract rights and chattel paper not pledged to sureties.

  The Company had a note payable to a bank secured by equipment, accounts receivable and other assets. As of December 31, 1996 there was $180,000 outstanding on the note, with a scheduled maturity of December 31, 1998. The Company repaid the note in full during 1997.

6. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

7. EMPLOYEE BENEFIT PLANS

  The Company maintains a defined contribution plan under section 401(k) of the Internal Revenue Code. Under the plan, eligible employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary match as well as a discretionary contribution. The combined contributions totaled $508,970, $680,442 and $948,156 for the years ended December 31, 1995, 1996 and 1997, respectively.

8. CONCENTRATIONS OF CREDIT RISK

  The three largest customers of the Company accounted for the following percentages of total revenues for each of the years ended December 31, 1995, 1996 and 1997:

                                                               1995  1996  1997
                                                               ----  ----  ----
      Customer A..............................................  6.9% 15.5% 22.1%
      Customer B..............................................  2.8% 28.9% 11.0%
      Customer C.............................................. 10.4%  1.6%  0.3%

  Accounts receivable and costs and estimated earnings on uncompleted contracts result primarily from customers located in Texas and Alabama. Credit is extended to customers after an evaluation for credit worthiness; however, the Company does not require collateral or other security from customers.

9. FINANCIAL INSTRUMENTS

  The Company's significant financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes the carrying value of these instruments on the accompanying combined balance sheets at December 31, 1996 and 1997 approximates their fair value.

10. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS' REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  Effective November 13, 1998, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash, common stock of GroupMAC, notes payable and warrants to purchase common shares of GroupMAC.

  (b) Pro forma financial information.

                        GROUP MAINTENANCE AMERICA CORP.

                         UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS

  Although for legal purposes Airtron, Inc. ("Airtron") was acquired by Group Maintenance America Corp. ("GroupMAC"), for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of the GroupMAC common stock. The following unaudited pro forma combined financial statements give effect to the acquisition of Airtron and
(i) 10 companies acquired prior to the IPO (together with Airtron, the "Pre-IPO Companies"), (ii) 13 companies acquired in connection with the IPO (the "IPO Companies") and (iii) 15 companies in the first quarter of 1998 (the "First Quarter Post-IPO Companies"), 12 companies in the second quarter of 1998 (the "Second Quarter Post-IPO Companies"), eight companies in the third quarter of 1998 (the "Third Quarter Post-IPO Companies") and the effects of the acquisition of four companies in the fourth quarter of 1998 (the "Fourth Quarter Post-IPO Companies", and together with the First Quarter Post-IPO Companies, the Second Quarter Post-IPO Companies and the "Third Quarter Post-IPO Companies", the "Post-IPO Companies", and together with the Pre-IPO Companies and the IPO Companies, the "GroupMAC Companies"). The Post-IPO Companies are as follows:

                                                                         DATE
                               COMPANY                                 ACQUIRED
                               -------                                 --------
Sterling Air Conditioning, Inc........................................  1/6/98
A-1 Mechanical of Lansing, Inc........................................ 1/15/98
Air Conditioning Engineers, Inc....................................... 1/15/98
Air Conditioning, Plumbing & Heating Service Co., Inc................. 1/15/98
Hungerford Mechanical Corporation..................................... 1/15/98
Mechanical Interiors, Inc............................................. 1/15/98
Valley Wide Plumbing & Heating, Inc................................... 1/15/98
Weigold & Sons, Inc................................................... 1/15/98
AA Advance Air, Inc................................................... 2/12/98
DIVCO, Inc............................................................ 2/12/98
J. D. Steward Air Conditioning, Inc................................... 2/13/98
New Construction Air Conditioning, Inc................................ 2/13/98
Aircon Energy, Incorporated........................................... 3/13/98
Ray & Claude Goodwin, Inc. (d/b/a "Ray's Plumbing, Inc.")............. 3/13/98
Sun Plumbing, Inc..................................................... 3/13/98
Barr Electric Corp....................................................  5/8/98
Premex, Inc. and Subsidiary (d/b/a "Commercial Air, Power & Cable,
 Inc.")...............................................................  5/8/98
Vantage Mechanical Contractors, Inc................................... 5/12/98
Wade's Heating and Cooling............................................ 5/15/98
Gilbert Mechanical Contractors, Inc................................... 5/15/98
HPS Plumbing Services, Inc............................................ 5/15/98
Atlantic Industrial Constructors, Inc. ............................... 6/12/98
Colonial Air Conditioning, Inc........................................ 6/12/98
Laney's, Inc. ........................................................ 6/12/98
Noron, Inc. .......................................................... 6/12/98
Team Mechanical, Inc. ................................................ 6/12/98
Air Conditioning and Heating Service, Inc............................. 6/14/98
Phoenix Electric Company.............................................. 7/31/98
Merritt Island Air & Heat, Inc........................................ 7/31/98
The Farfield Company.................................................. 8/12/98
Reliable Mechanical, Inc.............................................. 8/14/98
Ferguson Electric Corporation......................................... 8/14/98
Clark Converse Electric Service, Inc.................................. 8/28/98
Romanoff Electric Corp................................................ 8/31/98
Central Air Conditioning Contractors, Inc............................. 8/31/98
Gentzler Electrical Contractors, Inc. ................................ 10/13/98
Continental Electrical Construction Co. .............................. 10/15/98
Stephen C. Pomeroy, Inc. ............................................. 10/15/98
Trinity Contractors, Inc. ............................................ 11/13/98

  All of the acquisitions were or will be accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of the Company and the balance sheets of the Fourth Quarter Post-IPO Companies, as if such acquisitions had occurred on September 30, 1998. The accompanying unaudited pro forma statements of operations of the Company combines the historical statements of operations of the Company and the statements of operations of the acquired entities as if such acquisitions had occurred on January 1, 1997.

  GroupMAC has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners. To the extent the owners of the GroupMAC Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, GroupMAC cannot fully quantify these savings at this time. It is anticipated that these savings will be partially offset by costs related to GroupMAC's corporate management and by the costs associated with being a public company. However, because these savings and costs cannot be accurately quantified at this time, they have not been included in the pro forma combined financial information of GroupMAC.

  The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. Certain acquisitions are subject to final equity adjustments, of which an estimate is reflected in the pro forma adjustments. The pro forma combined financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma combined results may not be indicative of or comparable to future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included in GroupMAC's Transition Report on Form 10-K for the ten month period ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              SEPTEMBER 30, 1998

                                (IN THOUSANDS)

                                                                OTHER
                                                            FOURTH QUARTER
                          GROUPMAC AND                         POST-IPO     PRO FORMA  PRO FORMA
                          SUBSIDIARIES CONTINENTAL TRINITY    COMPANIES    ADJUSTMENTS COMBINED
         ASSETS           ------------ ----------- -------  -------------- ----------- ---------
CURRENT ASSETS:
 Cash and cash equiva-
 lents..................    $  2,189     $ 1,041   $   461      $1,700      $ (5,391)  $     --
 Accounts receivable:
   Trade, net of allow-
   ance.................     138,335      15,037    21,840       5,647            --    180,859
   Other................          --         112       775         332            --      1,219
 Due from related par-
 ties...................          --          --        --          27           (27)        --
 Inventories............      15,624         493       146         142            --     16,405
 Costs and estimated
 earnings in excess of
 billings on uncom-
 pleted contracts.......      24,674       4,920     1,001         473            --     31,068
 Refundable income tax-
 es.....................          --          --        --         132            --        132
 Deferred tax asset.....       3,936         114        --          --           (30)     4,020
 Prepaid expenses and
 other current assets...       4,990         232       213          48            --      5,483
                            --------     -------   -------      ------      --------   --------
    Total current as-
    sets................     189,748      21,949    24,436       8,501        (5,448)   239,186
PROPERTY AND EQUIPMENT,
net.....................      31,632         616     5,955         490            --     38,693
GOODWILL, net...........     281,354       1,067        --          --       108,719    391,140
DEFERRED TAX ASSETS.....       4,798          --        --          --             5      4,803
DEFERRED FINANCING
COSTS...................         761          --        --          --            --        761
REFUNDABLE INCOME TAXES.       3,478          --        --          --            --      3,478
OTHER LONG-TERM ASSETS..       2,396       1,453       329           5        (1,339)     2,844
                            --------     -------   -------      ------      --------   --------
    Total assets........    $514,167     $25,085   $30,720      $8,996      $101,937   $680,905
                            ========     =======   =======      ======      ========   ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and
 accrued expenses.......    $ 81,307     $ 5,358   $11,647      $2,710      $     --   $101,022
 Short-term debt, in-
 cluding current matu-
 rities.................       7,745       9,189       500       1,090       (10,779)     7,745
 Billings in excess of
 costs and estimated
 earnings on uncom-
 pleted contracts.......      21,612       1,351     8,455       1,143            --     32,561
 Deferred service reve-
 nue....................       4,897          --        --          --            --      4,897
 Income taxes payable...       9,041         179        --         200            --      9,420
 Deferred tax liabili-
 ties...................          --           7        --          23           (30)        --
 Other current liabili-
 ties...................       5,350          --        --          --            --      5,350
 Due to related par-
 ties...................      10,877       2,350        --       1,000        (3,350)    10,877
                            --------     -------   -------      ------      --------   --------
    Total current lia-
    bilities............     140,829      18,434    20,602       6,166       (14,159)   171,872
SENIOR DEBT, net of cur-
rent maturities.........     107,800       1,057        --         168        75,255    184,280
SUBORDINATED DEBT.......         820          --        --          --        15,180     16,000
DUE TO RELATED PARTIES..       4,360          --        --          --            --      4,360
OTHER LONG-TERM LIABILI-
TIES....................       1,281          --        --          --            --      1,281
SHAREHOLDERS' EQUITY:
 Common stock...........          29          32         3           2           (33)        33
 Additional paid-in
 capital................     274,821       1,381     3,957          12        38,681    318,852
 Retained earnings
 (deficit)..............     (15,773)      4,181     6,172       2,648       (13,001)   (15,773)
 Treasury stock.........          --          --       (14)         --            14         --
                            --------     -------   -------      ------      --------   --------
    Total shareholders'
    equity..............     259,077       5,594    10,118       2,662        25,661    303,112
                            --------     -------   -------      ------      --------   --------
    Total liabilities
    and shareholders'
    equity..............    $514,167     $25,085   $30,720      $8,996      $101,937   $680,905
                            ========     =======   =======      ======      ========   ========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                   SUPPLEMENTAL
                    GROUPMAC AND                     COMMERCIAL   BARR    ATLANTIC                                  PRO FORMA
                    SUBSIDIARIES HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ROMANOFF  CONTINENTAL TRINITY  ADJUSTMENTS
                    ------------ ---------- -------  ---------- -------- ---------- --------  ----------- -------  ------------
REVENUES..........    $138,479    $32,850   $42,283   $20,750    $7,717   $37,035   $33,008     $71,556   $93,884    $     --
COST OF SERVICES..     101,762     24,602    35,909    13,855     5,148    28,625    25,430      54,810    75,916          --
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
 Gross profit.....      36,717      8,248     6,374     6,895     2,569     8,410     7,578      16,746    17,968          --
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........      35,862      5,591     5,360     5,649     1,496     1,936     4,930       9,707     9,722      (4,463)
GOODWILL
AMORTIZATION......         633         --        --        --        --        --        --          --        --       4,640
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
 Income from
 operations.......         222      2,657     1,014     1,246     1,073     6,474     2,648       7,039     8,246        (177)
OTHER INCOME
(EXPENSE):
 Interest expense.      (1,542)      (121)      (73)     (152)       --       (24)      (30)       (137)      (36)     (7,896)
 Interest income..         398         89        21        10        42        91        29          25       136          --
 Other............         112         42        --        69        (4)       27        (3)       (123)      176          --
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
  INCOME (LOSS)
  BEFORE
  INCOME TAX PRO-
  VISION..........        (810)     2,667       962     1,173     1,111     6,568     2,644       6,804     8,522      (8,073)
INCOME TAX PROVI-
SION..............       2,832         --       409       493        --        11        26         108       304       9,456
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
NET INCOME (LOSS).    $ (3,642)   $ 2,667   $   553   $   680    $1,111   $ 6,557   $ 2,618     $ 6,696   $ 8,218    $(17,529)
                      ========    =======   =======   =======    ======   =======   =======     =======   =======    ========
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES...........      10,800
                      ========
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES...........      10,800
                      ========
                                   OTHER
                                 PRE-IPO,
                                  IPO AND    COMBINED
                    SUPPLEMENTAL POST-IPO    PRO FORMA    PRO FORMA
                     PRO FORMA   COMPANIES  ADJUSTMENTS   COMBINED
                    ------------ ---------- ------------- ------------
REVENUES..........    $477,562   $500,918     $    --     $978,480
COST OF SERVICES..     366,057    390,713          --      756,770
                    ------------ ---------- ------------- ------------
 Gross profit.....     111,505    110,205          --      221,710
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........      75,790     99,030     (29,844)(a)  144,976
GOODWILL
AMORTIZATION......       5,273         --       4,506 (b)    9,779
                    ------------ ---------- ------------- ------------
 Income from
 operations.......      30,442     11,175      25,338       66,955
OTHER INCOME
(EXPENSE):
 Interest expense.     (10,011)    (2,238)     (3,107)(c)  (15,356)
 Interest income..         841        678      (1,519)(d)       --
 Other............         296        754          --        1,050
                    ------------ ---------- ------------- ------------
  INCOME (LOSS)
  BEFORE
  INCOME TAX PRO-
  VISION..........      21,568     10,369      20,712       52,649
INCOME TAX PROVI-
SION..............      13,639      2,346       8,986 (e)   24,971
                    ------------ ---------- ------------- ------------
NET INCOME (LOSS).    $  7,929   $  8,023     $11,726     $ 27,678
                    ============ ========== ============= ============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                                        $   0.83
                                                          ============
 WEIGHTED AVERAGE
 SHARES...........                                          33,151(f)
                                                          ============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                                        $   0.83
                                                          ============
 WEIGHTED AVERAGE
 SHARES...........                                          33,382(f)
                                                          ============

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                     OTHER
                                                                                                                   PRE-IPO,
                                                                                                                    IPO AND
                    GROUPMAC AND                     COMMERCIAL   BARR    ATLANTIC                                 POST-IPO
                    SUBSIDIARIES HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ROMANOFF  CONTINENTAL TRINITY  COMPANIES
                    ------------ ---------- -------  ---------- -------- ---------- --------  ----------- -------  ---------
REVENUES..........    $82,226     $24,346   $31,382   $15,114    $6,258   $28,481   $24,034     $54,654   $66,370  $390,740
COST OF SERVICES..     59,211      18,127    26,553    12,027     4,058    22,026    18,311      42,015    53,475   304,346
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
 Gross profit.....     23,015       6,219     4,829     3,087     2,200     6,455     5,723      12,639    12,895    86,394
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........     26,488       4,143     3,764     2,444       900     1,260     3,185       6,092     6,878    68,787
GOODWILL AMORTIZA-
TION..............        204          --        --        --        --        --        --          --        --        --
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
 Income (Loss)
 from operations..     (3,677)      2,076     1,065       643     1,300     5,195     2,538       6,547     6,017    17,607
OTHER INCOME
(EXPENSE):
 Interest expense.     (1,135)        (76)      (19)      (92)       --       (11)      (18)       (103)      (34)   (1,740)
 Interest income..        245          76        17         2        22        54        22          22        63       456
 Other............        266          34        --       184        (4)       28        (8)       (125)      177       568
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
  INCOME (LOSS)
  BEFORE INCOME
  TAX PROVISION
  (BENEFIT).......     (4,301)      2,110     1,063       737     1,318     5,266     2,534       6,341     6,223    16,891
INCOME TAX PROVI-
SION (BENEFIT)....      1,156          --       748      (380)       --       102        21         100       158     2,681
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
NET INCOME (LOSS).    $(5,457)    $ 2,110   $   315   $ 1,117    $1,318   $ 5,164   $ 2,513     $ 6,241   $ 6,065  $ 14,210
                      =======     =======   =======   =======    ======   =======   =======     =======   =======  ========
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $ (0.62)
                      =======
 WEIGHTED AVERAGE
 SHARES...........      8,787
                      =======
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $ (0.62)
                      =======
 WEIGHTED AVERAGE
 SHARES...........      8,787
                      =======
                     PRO FORMA     PRO FORMA
                    ADJUSTMENTS    COMBINED
                    -------------- ------------
REVENUES..........   $     --      $723,605
COST OF SERVICES..         --       560,149
                    -------------- ------------
 Gross profit.....         --       163,456
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........    (20,856)(a)   103,085
GOODWILL AMORTIZA-
TION..............      7,130 (b)     7,334
                    -------------- ------------
 Income (Loss)
 from operations..     13,726        53,037
OTHER INCOME
(EXPENSE):
 Interest expense.     (8,289)(c)   (11,517)
 Interest income..       (979)(d)        --
 Other............         --         1,120
                    -------------- ------------
  INCOME (LOSS)
  BEFORE INCOME
  TAX PROVISION
  (BENEFIT).......      4,458        42,640
INCOME TAX PROVI-
SION (BENEFIT)....     15,404 (e)    19,990
                    -------------- ------------
NET INCOME (LOSS).   $(10,946)     $ 22,650
                    ============== ============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                 $   0.68
                                   ============
 WEIGHTED AVERAGE
 SHARES...........                   33,151(f)
                                   ============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                 $   0.68
                                   ============
 WEIGHTED AVERAGE
 SHARES...........                   33,382(f)
                                   ============

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 OTHER
                    GROUPMAC AND COMMERCIAL   BARR    ATLANTIC                                 POST-IPO    PRO FORMA
                    SUBSIDIARIES    AIR     ELECTRIC INDUSTRIAL ROMANOFF  CONTINENTAL TRINITY  COMPANIES  ADJUSTMENTS
                    ------------ ---------- -------- ---------- --------  ----------- -------  ---------  -----------
REVENUES...........   $477,944     $5,003     $950     $8,853   $24,652     $54,259   $75,657  $136,496    $     --
COST OF SERVICES...    364,225      3,921      712      6,918    18,992      41,051    61,180   108,060          --
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
 Gross profit......    113,719      1,082      238      1,935     5,660      13,208    14,477    28,436          --
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........     77,814        918      206        576     3,879       7,636     7,965    21,483      (5,782)(a)
GOODWILL AMORTIZA-
TION...............      3,586         --       --         --        --          --        --        --       3,748 (b)
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
 Income (Loss)
 from operations...     32,319        164       32      1,359     1,781       5,572     6,512     6,953       2,034
OTHER INCOME (EX-
PENSE):
 Interest expense..     (3,013)       (41)      --         (4)       (2)       (231)      (76)     (387)     (7,763)(c)
 Interest income...        328         --       10         67        11          31        13       142        (602)(d)
 Other.............        346         25       --         18       363          74        37       (35)         --
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...     29,980        148       42      1,440     2,153       5,446     6,486     6,673      (6,331)
INCOME TAX PROVI-
SION...............     13,243        394       --         13        50         179       202       206       7,061 (e)
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
NET INCOME (LOSS)..   $ 16,737     $ (246)    $ 42     $1,427   $ 2,103     $ 5,267   $ 6,284  $  6,467    $(13,392)
                      ========     ======     ====     ======   =======     =======   =======  ========    ========
BASIC EARNINGS PER
SHARE:
 EARNINGS PER
 SHARE.............   $   0.66
                      ========
 WEIGHTED AVERAGE
 SHARES............     25,361
                      ========
DILUTED EARNINGS
PER SHARE:
 EARNINGS PER
 SHARE.............   $   0.65
                      ========
 WEIGHTED AVERAGE
 SHARES............     25,781
                      ========
                    PRO FORMA
                    COMBINED
                    -------------
REVENUES........... $783,814
COST OF SERVICES...  605,059
                    -------------
 Gross profit......  178,755
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........  114,695
GOODWILL AMORTIZA-
TION...............    7,334
                    -------------
 Income (Loss)
 from operations...   56,726
OTHER INCOME (EX-
PENSE):
 Interest expense..  (11,517)
 Interest income...       --
 Other.............      828
                    -------------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...   46,037
INCOME TAX PROVI-
SION...............   21,348
                    -------------
NET INCOME (LOSS).. $ 24,689
                    =============
BASIC EARNINGS PER
SHARE:
 EARNINGS PER
 SHARE............. $   0.74
                    =============
 WEIGHTED AVERAGE
 SHARES............   33,151 (f)
                    =============
DILUTED EARNINGS
PER SHARE:
 EARNINGS PER
 SHARE............. $   0.74
                    =============
 WEIGHTED AVERAGE
 SHARES............   33,584 (f)
                    =============

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BACKGROUND:

  The respective results of operations for the Pre-IPO and IPO Companies from January 1, 1997 to the dates of the acquisitions were combined with the Company and the Post-IPO Companies, excluding Premex, Inc. ("Commercial Air"), actual results of operations for the twelve months ended December 31, 1997 and Commercial Air for the twelve months ended March 31, 1998 to determine the pro forma results of operations for the twelve months ended December 31, 1997.

   The respective results of operations for the Pre-IPO Companies, IPO Companies and the Post-IPO Companies from January 1, 1997 to the dates of the acquisitions, or September 30, 1997 for acquisitions consummated subsequent to September 30, 1997, were combined with actual results of the Company for the nine months ended June 30, 1997 to determine the pro forma results of operations for the nine months ended September 30, 1997. The respective results of operations for the Post-IPO Companies from January 1, 1998 to the dates of the acquisitions, or September 30, 1998 for acquisitions consummated subsequent to September 30, 1998, were combined with actual results of the Company for the nine months ended September 30, 1998 to determine the pro forma results of operations for the nine months ended September 30, 1998.

2. ACQUISITIONS:

  The acquisitions of the Pre-IPO Companies were financed by borrowings under a credit agreement dated May 2, 1997 (the "Original Credit Agreement"). The Original Credit Agreement provided secured facilities consisting of (a) an 18-month revolving credit facility providing up to $3 million in revolving loans (the "Revolving Credit Facility"), (b) a six-year term loan of $20 million to help fund the acquisition of Airtron (the "Airtron Term Loan"), and (c) a term loan facility available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Original Credit Agreement (the "Acquisition Credit Facility"). Borrowings under this facility were repaid with proceeds from the IPO.

  The results of operations of the acquired businesses are included in the actual results of operations of the Company from the date of acquisition and the historical balance sheet at September 30, 1998 includes the acquisitions completed as of that date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the IPO Companies and the Post-IPO Companies was provided by proceeds from the IPO and borrowings under an amended and restated credit agreement dated October 15, 1998 (the "Credit Agreement") and an earlier agreement dated June 12, 1998 and December 11, 1997. The Credit Agreement is more fully described in Note 7 to the GroupMAC and subsidiaries consolidated financial statements and notes thereto included in GroupMAC's Transition Report on Form 10-K for the ten month period ended December 31, 1997.

  The following table sets forth the consideration paid or to be paid in (a) cash, (b) subordinated debt, (c) shares of non-convertible, non-voting Preferred Stock to the shareholders of the Pre-IPO Companies and (d) shares of Common Stock to the shareholders of the Pre-IPO, IPO and Post-IPO Companies. The Preferred Stock was redeemable at any time after the initial issuance, in whole or in part, at the option of the Company, at an amount equal to the liquidation value of $1.00 per share plus any accrued but unpaid dividends. Redemption of all outstanding Preferred Stock occurred in connection with the IPO.

  For purposes of computing the estimated purchase price for accounting purposes for the Fourth Quarter Post-IPO Companies, the value of the Common Stock is determined using an estimated weighted average fair value of $10.22 per share, which represents a discount rate of 20.0% from the weighted average stock price of $12.78 at the respective dates of acquisition due primarily to restrictions on the sale and transferability of such shares. The restrictions are created by a contractual restriction imposed on the shares issued in connection with the acquisition of the acquired businesses. This contractual provision prohibits the shareholders from selling,

                        GROUP MAINTENANCE AMERICA CORP.

transferring or otherwise disposing of any shares for one year following the date of acquisition of such shares and limiting dispositions for one additional year to no more than 36% of their holdings.

  The estimated purchase price and related allocations of the excess purchase price for the Post-IPO Companies are based upon preliminary estimates and are subject to certain purchase price adjustments at and following closing. Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the assets and liabilities of the Fourth Quarter Post-IPO Companies (representing $18.4 million) will approximate fair value. This results in an allocation to goodwill of approximately $108.7 million. Management has not identified any other material tangible or identifiable intangible assets to which a portion of the purchase price could reasonably be allocated. Amounts in thousands.

                                  SUBORDINATED
                                    DEBT AND
                                     NOTES         SHARES OF         SHARES OF         TOTAL
                           CASH     PAYABLE    PREFERRED STOCK(1) COMMON STOCK(3) CONSIDERATION(2)
                         -------- ------------ ------------------ --------------- ----------------
Airtron................. $ 20,849   $    --          14,873            4,652          $ 58,192
                         --------   -------          ------           ------          --------
Pre-IPO Companies
 (excluding Airtron)....   12,504        --           4,405            1,437            32,033
IPO Companies...........   30,585        --              --            3,007            64,851
First Quarter Post-IPO
 Companies..............   35,511       820              --            2,506            67,072
Second Quarter Post-IPO
 Companies..............   49,079        --              --            2,906            89,817
Third Quarter Post-IPO
 Companies..............   42,179     4,000              --            2,385            80,884
Fourth Quarter Post-IPO
 Companies..............   67,883    16,000              --            4,161           127,099
                         --------   -------          ------           ------          --------
  Total Acquisitions....  237,741    20,820           4,405           16,402           461,756
                         --------   -------          ------           ------          --------
  Totals................ $258,590   $20,820          19,278           21,054          $519,948
                         ========   =======          ======           ======          ========

--------
(1) The preferred stock is valued at $1 per share. This stock was redeemed for $1 per share in connection with the IPO.

(2) The total consideration specified above has been reduced by distributions totaling $20.7 million representing substantially all of the previously taxed undistributed earnings of such acquired companies from the acquired companies that are S corporations.

(3) Excludes 0.4 million of options and 1.3 million of warrants to purchase common stock.

                        GROUP MAINTENANCE AMERICA CORP.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  a) Records the deferred income tax liabilities on certain Fourth Quarter Post-IPO Companies associated with converting all acquired companies taxed under Subchapter S of the Internal Revenue Code (the Code) to corporations taxed under Subchapter C of the Code.

  b) Records the settlement of all shareholder receivables and payables with cash at closing and the elimination of investments not acquired.

  c) Records the elimination of the historical equity accounts of the Fourth Quarter Post-IPO Companies.

  d) Records the purchase of the Fourth Quarter Post-IPO Companies, including the cash, issuance of notes payable, options to purchase Common Stock and Common Stock consideration due to these companies.

  e) Records the refinancing of debt assumed in connection with the acquisition of the Fourth Quarter Post-IPO Companies with the Credit Agreement. Also, records the conversion of a subordinated note issued in connection with the acquisition of a First Quarter Post-IPO Company into shares of Common Stock.

  The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                                                       PRO FORMA
                          (A)    (B)      (C)       (D)       (E)     ADJUSTMENTS
                          ---  -------  --------  --------  --------  -----------
Cash and cash
 equivalents............  $--  $   366  $     --  $ (5,757) $     --   $ (5,391)
Due from related
 parties................   --      (27)       --        --        --        (27)
Deferred tax assets.....  (30)      --        --        --        --        (30)
Goodwill................   (5)      --   (18,374)  127,098        --    108,719
Deferred tax assets
 (noncurrent)...........    5       --        --        --        --          5
Other noncurrent assets.   --   (1,339)       --        --        --     (1,339)
Short-term debt,
 including current
 maturities.............   --   (2,350)       --        --    13,129     10,779
Deferred tax
 liabilities............   30       --        --        --        --         30
Due to related parties..   --    3,350        --        --        --      3,350
Senior debt, net of
 current maturities.....   --       --        --   (62,126)  (13,129)   (75,255)
Subordinated debt.......   --       --        --   (16,000)      820    (15,180)
Common stock............   --       --        37        (4)       --         33
Additional paid-in
 capital................   --       --     5,350   (43,211)     (820)   (38,681)
Retained earnings.......   --       --    13,001        --        --     13,001
Treasury stock..........   --       --       (14)       --        --        (14)
                          ---  -------  --------  --------  --------   --------
  Total.................  $--  $    --  $     --  $     --  $     --   $     --
                          ===  =======  ========  ========  ========   ========

                        GROUP MAINTENANCE AMERICA CORP.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the GroupMAC Companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements amounted to $38.0 million, $19.5 million and $8.6 million for the year ended December 31, 1997 and the nine month periods ended September 30, 1997 and 1998, respectively. The contractually agreed upon compensation and benefits for these same businesses, on a going forward basis, amount to $10.7 million, $5.6 million and $2.8 million for the year ended December 31, 1997 and the nine month periods ended September 30, 1997 and 1998, respectively. The difference between these respective amounts equates to $27.3 million, $13.9 million and $5.8 million and are reflected as pro forma adjustments.

  Also reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $7.0 million recorded by the Company in the second quarter of 1997 related to the reverse acquisition of GroupMAC.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

                        GROUP MAINTENANCE AMERICA CORP.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the Post-IPO Companies, and interest related to the subordinated debt and notes issued to fund the S Corporation distributions. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements) assuming the acquisitions occurred on January 1, 1997, is as follows (in thousands):

                                                                                                             INTEREST EXPENSE
                                                                                                        --------------------------
                                             SEPTEMBER 30,                    SEPTEMBER 30,                TWELVE        NINE
                   SEPTEMBER 30,  PRO FORMA      1998       PRO FORMA             1998                  MONTHS ENDED MONTHS ENDED
                       1998      ACQUISITION   PRO FORMA   REFINANCING          PRO FORMA   INTEREST    DECEMBER 31, SEPTEMBER 30,
                     BALANCES    ADJUSTMENTS   BALANCES    ADJUSTMENTS          COMBINED      RATE          1997     1997 AND 1998
                   ------------- ----------- ------------- -----------        ------------- --------    ------------ -------------
Short-Term Senior
 Debt:
 Historical
  September 30,
  1998 short-term
  debt...........    $  4,444      $    --     $  4,444      $(4,000)(i)        $    444      7.50%(iv)   $    33       $    25
 Historical
  September 30,
  1998 S
  Corporation
  notes..........       3,301           --        3,301       (2,902)(ii)            399      6.00%(v)         24            18
                     --------      -------     --------      -------            --------                  -------       -------
 Total short-term
  senior
  debt/interest
  expense........    $  7,745      $    --     $  7,745      $(6,902)           $    843                  $    57       $    43
                     ========      =======     ========      =======            ========                  =======       =======
Long-Term Senior
 Debt:
 Historical
  September 30,
  1998 Credit
  Agreement......    $107,800      $    --     $107,800      $ 6,902 (i),(ii)   $114,702      7.50%(iv)   $ 8,603       $ 6,452
 Fourth Quarter
  Post-IPO
  Companies
  assumed debt
  refinanced.....          --       14,354       14,354           --              14,354      7.50%(iv)     1,077           808
 Fourth Quarter
  Post-IPO
  Companies
  borrowings to
  fund cash
  portion of
  purchase
  prices.........          --       62,126       62,126           --              62,126      7.50%(iv)     4,659         3,494
                     --------      -------     --------      -------            --------                  -------       -------
 Total long-term
  senior
  debt/interest
  expense........    $107,800      $76,480     $184,280      $ 6,902            $191,182                  $14,339       $10,754
                     ========      =======     ========      =======            ========                  =======       =======
Long Term
 Subordinated
 Debt:
 Historical
  September 30,
  1998 long-term
  debt...........    $    820      $    --     $    820      $  (820)(iii)      $     --        --        $    --       $    --
 Fourth Quarter
  Post-IPO
  Companies
  subordinated
  debt...........          --       16,000       16,000           --              16,000      6.00%(vi)       960           720
                     --------      -------     --------      -------            --------                  -------       -------
 Total long-term
  subordinated
  debt/interest
  expense........    $    820      $16,000     $ 16,820      $  (820)           $ 16,000                  $   960       $   720
                     ========      =======     ========      =======            ========                  =======       =======
Total
 debt/interest
 expense.........    $116,365      $92,480     $208,845      $  (820)           $208,025                  $15,356       $11,517
                     ========      =======     ========      =======            ========                  =======       =======

------
  (i) This note contractually matured on December 12, 1998 and was repaid with proceeds from the Credit Agreement.
 (ii) This note contractually matures on January 5, 1999 and was repaid with proceeds from the Credit Agreement.
(iii) This subordinated note was converted to 68,334 shares of Common Stock in November 1998.
(iv) Represents the current borrowing rates under the Credit Agreement.
 (v) Represent the contractual interest rate for the S Corporation notes.
(vi) Represents the contractual interest rate for this subordinated note payable.

  d) Reflects the reduction to historical interest income earned on acquired cash and the remaining IPO proceeds, all of which is assumed to be used for the acquisition of the GroupMAC Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

                        GROUP MAINTENANCE AMERICA CORP.

  f) Weighted average shares outstanding include the following (in thousands):

                                       DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                                           1997         1997          1998
                                       ------------ ------------- -------------
Shares issued in Initial Public
 Offering.............................     8,340        8,340         8,340
Shares issued under Subscription
 Agreement dated October 24, 1996.....     2,600        2,600         2,600
Shares issued to Pre-IPO Companies....     6,141        6,141         6,141
Shares issued to IPO Companies........     3,007        3,007         3,007
Shares issued to First Quarter Post-
 IPO Companies........................     2,574        2,574         2,574
Shares issued to Second Quarter Post-
 IPO Companies........................     2,906        2,906         2,906
Shares issued to Third Quarter Post-
 IPO Companies........................     2,385        2,385         2,385
Shares issued to Fourth Quarter Post-
 IPO Companies........................     4,161        4,161         4,161
Shares issued to Founding Management
 and Directors........................     1,037        1,037         1,037
                                          ------       ------        ------
Weighted average shares outstanding--
 basic................................    33,151       33,151        33,151
Incremental effect of options and
 warrants on shares outstanding.......       231          231           433
                                          ------       ------        ------
Weighted average shares outstanding--
 diluted..............................    33,382       33,382        33,584
                                          ======       ======        ======

  (c) Exhibits.

  The following exhibits are filed with this report:

 2.1* Stock Purchase Agreement dated as of November 3, 1998 among the Company,
      Holding Corp., Trinity Contractors, Inc. and the shareholders of Trinity
      Contractors, Inc.
 23   Consent of KPMG Peat Marwick LLP.
 99*  List of Lenders under the Credit Agreement.

--------
* Incorporated by reference to the Company's Form 8-K filed November 25, 1998.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Group Maintenance America Corp.

                                                 /s/ Randolph W. Bryant
                                          By: _________________________________
                                                   Randolph W. Bryant
                                            Senior Vice President and General
                                                         Counsel

Date: December 22, 1998